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As filed with the Securities and Exchange Commission on April 13, 2004

Registration No. 333-55903

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2061311 (I.R.S. Employer Identification Number)
13000 North Meridian Street Carmel, Indiana (Address of Principal Executive Offices)	46032-1404 (Zip Code)

ESI 401(k) PLAN
(Full title of the plan)

Clark D. Elwood
Senior Vice President, General Counsel and Secretary
13000 North Meridian Street
Carmel, Indiana 46032-1404
(Name and address of agent for service)

(317) 706-9200
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman, Esq.
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

DEREGISTRATION OF COMMON STOCK AND PLAN INTERESTS

        This Post-Effective Amendment No. 1 relates to the Registration Statement (the "Registration Statement") on Form S-8 (Registration No. 333-5903) of ITT Educational Services, Inc. (the "Company") pertaining to 10,000,000 shares ("Shares") (as adjusted for the Company's two-for-one stock split in June 2002) of the Company's common stock, $0.01 par value ("Common Stock"), to be sold pursuant to the ESI 401(k) Plan, as amended (the "401(k) Plan"), which was filed with the Securities and Exchange Commission on June 3, 1998. Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also registered an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Plan.

        Effective March 19, 2004, by action of the Company's Employee Benefit Plan Administration and Investment Committee, the ESI Stock Fund, consisting of Shares of Common Stock, was eliminated as an investment option under the 401(k) Plan. As a result of this elimination, the offering pursuant to the Registration Statement has been terminated. As of March 19, 2004, a total of 3,239,743 Shares had been issued and sold pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company hereby removes from registration 6,760,257 Shares and an indeterminate amount of plan interests, in each case, registered but unsold under the Registration Statement.

2

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 13 , 2004.

ITT EDUCATIONAL SERVICES, INC.
By:	/s/ RENE R. CHAMPAGNE Rene R. Champagne Chairman and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Capacity	Date

/s/ RENE R. CHAMPAGNE Rene R. Champagne	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 13 , 2004
/s/ OMER E. WADDLES Omer E. Waddles	President, Chief Operating Officer and Director (Principal Executive Officer)	April 13 , 2004
/s/ KEVIN M. MODANY Kevin M. Modany	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 13 , 2004
/s/ JULIE A. SHEDD Julie A. Shedd	Vice President, Controller and Treasurer (Principal Accounting Officer)	April 13 , 2004
/s/ RAND V. ARASKOG Rand V. Araskog	Director	April 13, 2004
John F. Cozzi	Director
* John E. Dean	Director	April 13 , 2004

* James D. Fowler, Jr.	Director	April 13 , 2004
Joanna T. Lau	Director
/s/ HARRIS N. MILLER Harris N. Miller	Director	April 13 , 2004
/s/ DANIEL P. WEADOCK Daniel P. Weadock	Director	April 13 , 2004
* Vin Weber	Director	April 13 , 2004
*By:	/s/ CLARK D. ELWOOD Clark D. Elwood Attorney-in-Fact

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on April 13 , 2004.

ESI 401(k) PLAN
By:	/s/ NINA F. ESBIN Nina F. Esbin Chairperson of the ESI Employee Benefit Plan Administration and Investment Committee

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DEREGISTRATION OF COMMON STOCK AND PLAN INTERESTS
SIGNATURES